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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000
(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2015, the Board of Directors of Evans & Sutherland Computer Corporation (the “Company”) expanded the size of the Board of Directors to 6 members and elected William E. Stringham as a director. Mr. Stringham will also serve as a member of the Company’s Audit Committee, Compensation and Stock Options Committee and Nominating and Corporate Governance Committee. Mr. Stringham will serve as a Class I director and will hold office until the Company’s next meeting of shareholders, at which time he will stand for election for a term expiring at the annual meeting of shareholders in 2018.

There is no arrangement or understanding between Mr. Stringham and any other person pursuant to which Mr. Stringham was selected to serve as a director of the Company, nor does Mr. Stringham have a family relationship with any director, executive officer or person nominated as such of the Company.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Stringham, or members of his immediate family, had or will have a direct or indirect material interest.

In connection with his appointment to the Company’s Board of Directors, Mr. Stringham will be eligible to participate in the Company’s director compensation program, pursuant to which he will receive a quarterly retainer equal to $5,000 and a per meeting fee equal to $1,000 for each meeting attended. Mr. Stringham will also be granted an option to purchase 10,000 shares of the Company’s common stock pursuant to the terms of the Company’s current stock option plan on the date of his appointment and on the first day of each fiscal year thereafter on which he continues to serve as a director, subject to an aggregate cap of 100,000 shares of the Company’s common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Control

Effective November 12, 2015, the Company’s Board of Directors approved an Amendment to the Company’s Amended and Restated Bylaws to fix the number of directors of the Company at 6 and to permit the exact number of directors of the Company to be fixed in the future by resolution duly adopted by the Board of Directors or shareholders of the Company.

The full text of the Amendment to the Company’s Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

3.1	Amendment to Amended and Restated Bylaws of Evans & Sutherland Computer Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015	EVANS & SUTHERLAND COMPUTER CORPORATION

By: /s/ Paul Dailey
Name: Paul Dailey
Its: Chief Financial Officer and Corporate Secretary